Evolent Health Announces Fourth Quarter and Full Year 2016 Results

WASHINGTON, D.C., Feb. 28, 2017 – Evolent Health, Inc. (NYSE: EVH), a company providing an integrated value-based care platform to the nation’s leading health systems and physician organizations, today announced financial results for the quarter and full year ended December 31, 2016.

Highlights from the fourth quarter and full year 2016 announcement include (all comparisons are to the quarter and full year ended December 31, 2015):

Quarter ended December 31, 2016:

•	GAAP revenue of $88.0 million, an increase of 91.1%; Adjusted Revenue of $90.0 million, an increase of 92.6%

•	Net income (loss) attributable to Evolent Health, Inc. of $(17.4) million, Adjusted EBITDA of $(7.7) million

•	Lives on platform of approximately 2.0 million, an increase of 181.5%

Full year ended December 31, 2016:

•	GAAP revenue of $254.2 million, an increase of 162.4%; Adjusted Revenue of $256.3 million, an increase of 56.7%

•	Net income (loss) attributable to Evolent Health, Inc. of $(159.7) million, Adjusted EBITDA of $(21.4) million

•	Acquisitions of Valence Health and Aldera Holdings

•	New partnerships including Passport Health Plan, Hill Physicians Medical Group, Georgia Physicians for Accountable Care, St. Luke’s Health Partners, Banner Health Network and MDwise

Additional announcements:

•	New partnership agreements established with Carilion Clinic and Orlando Health

•
Evolent supporting six partners as a cohort of participants in the Next Generation ACO 2017 performance year, including: Hill Physicians Medical Group in California, St. Luke’s Health Partners in Idaho, Deaconess Health System and Indiana University Health in Indiana, Premier Health ACO of Ohio in Ohio and Carilion Clinic in Virginia.

Frank Williams, chief executive officer of Evolent Health, Inc., commented, “We are pleased with our results for the quarter and calendar year, having achieved our strategic, operational and financial objectives, as well as advancing our position as the preferred provider partner for the movement to value-based care.”

Evolent ended the year at the high end of its anticipated range for new partnerships and entered new markets in Arizona, California, Idaho, Illinois and Texas for the first time. The company also experienced continued growth from existing partners in the form of new lives added and the adoption of new service offerings. In the aggregate, the company added approximately 1.3 million lives to its platform, bringing the total life count to approximately 2.0 million lives as of December 31, 2016. This represented a growth of approximately 181.5% over the prior year. A further 600,000 lives were added to the platform on January 1, 2017.

Mr. Williams continued, “With strong momentum continuing through the end of the year and into 2017, we are excited to welcome two operating partners to our national network: Carilion Clinic and Orlando Health.”

Carilion Clinic is a $1.5 billion health system comprised of seven hospitals serving more than one million people in western Virginia. Evolent is initially supporting Carilion in developing an integrated care model for Medicare beneficiaries that includes advanced analytics and stratification, care management programs, and quality and network improvement programs.

Orlando Health is a $2.6 billion health system serving central Florida through a network of more than 2,500 physicians. Over the past four years, Orlando Health has become a nationally-ranked leader in quality and cost performance with government and commercial payers. Evolent will support Orlando health in managing its commercial and Medicare risk business.

Mr. Williams added, “In terms of our Medicare offering in the market, we are also thrilled to support six of our partners in their participation in the Center for Medicare and Medicaid Services’ (CMS) Next Generation Accountable Care Organization (ACO) program, including Hill Physicians Medical Group, St. Luke’s Health Partners, Deaconess Health System, Indiana University Health, Premier Health ACO of Ohio and Carilion Clinic. The commitment to this model by CMS and its participating providers demonstrates that the trend toward public-private health care transformation remains strong as providers take steps toward more aggressive risk arrangements. We are pleased that the investments we’ve made in our technology platform, clinical knowledge base and risk management infrastructure are enabling us to deliver the expertise and experience that providers are seeking to drive results.”

Next Generation ACO is a premier program for incenting the transition to value-based care for providers, with features that closely mirror the financial dynamics of Medicare Advantage. It is an Advanced Alternative Payment Model (APM) for the 2017 calendar year under the Medicare Access and CHIP Reauthorization Act of 2015 (MACRA) in which clinicians may qualify for exemption from payment adjustments under the Merit-based Incentive Payment System (MIPS). The Next Generation ACO Model aligns with CMS’ broader strategy to move away from fee-for-service reimbursement and toward value-based payment mechanisms that reward quality of health outcomes.

Financial Results of Evolent Health, Inc.

Evolent Health, Inc. completed a reorganization of its corporate structure on June 4, 2015 (the “Reorganization”), in connection with the initial public offering of its Class A common stock (“IPO”). Prior to the Reorganization, Evolent Health, Inc. had no operations. As a result, the financial statements of Evolent Health, Inc. for the year ended December 31, 2015, do not reflect a complete view of the operational results for that period. In order to provide consistent and comparable metrics for the periods before and after June 4, 2015, the adjusted results of Evolent Health, Inc. for the year ended December 31, 2015, presented and discussed in this release reflect the Reorganization as if it had occurred on January 1, 2015, and therefore include the results of Evolent Health LLC for the entire twelve month period ended December 31, 2015.

The adjusted results also include certain other adjustments. See “Financial Statement Presentation” and “Non-GAAP Financial Measures” for more information.

Reported Results

Evolent Health, Inc. reported the following United States of America generally accepted accounting principles (“GAAP”) results:

•
Revenue of $88.0 million and $46.1 million for the three months ended December 31, 2016 and 2015, respectively, an increase of 91.1%. Revenue of $254.2 million and $96.9 million for the years ended December 31, 2016 and 2015, respectively, an increase of 162.4%;

•
Cost of revenue of $59.9 million and $24.7 million for the three months ended December 31, 2016 and 2015, respectively, an increase of 142.0%. Cost of revenue of $155.2 million and $57.4 million for the years ended December 31, 2016 and 2015, respectively, an increase of 170.4%;

•
Net income (loss) attributable to Evolent Health, Inc. of $(17.4) million and $(4.1) million for the three months ended December 31, 2016 and 2015, respectively. Net income (loss) attributable to Evolent Health, Inc. of $(159.7) million and $332.5 million for the years ended December 31, 2016 and 2015, respectively;

•	Earnings (loss) available to common shareholders, basic and diluted, of $(17.4) million and $(4.1) million for the three months ended December 31, 2016 and 2015, respectively;

•	Basic Earnings (loss) available to common shareholders, of $(159.7) million and $330.3 million for the years ended December 31, 2016 and 2015, respectively;

•	Diluted Earnings (loss) available to common shareholders, of $(159.7) million and $319.8 million for the years ended December 31, 2016 and 2015, respectively;

•	Earnings (loss) available to common shareholders, per basic and diluted share, of $(0.33) and $(0.10) for the three months ended December 31, 2016 and 2015, respectively;

•	Basic Earnings (loss) per share available to common shareholders, of $(3.55) and $13.14 for the years ended December 31, 2016 and 2015, respectively; and

•	Diluted Earnings (loss) per share available to common shareholders, of $(3.55) and $6.93 for the full years ended December 31, 2016 and 2015, respectively.

Adjusted Results

•
Adjusted Revenue of $90.0 million and $46.7 million for the three months ended December 31, 2016 and 2015, respectively, an increase of 92.6%. Adjusted Revenue of $256.3 million and $163.5 million for the years ended December 31, 2016 and 2015, respectively, an increase of 56.7%.

•
Adjusted Cost of Revenue of $55.7 million and $24.4 million for the three months ended December 31, 2016 and 2015, respectively, an increase of 128.4%. Adjusted Cost of Revenue of $149.7 million and $99.7 million for the years ended December 31, 2016 and 2015, respectively, an increase of 50.2%.

•
Adjusted EBITDA of $(7.7) million and $(5.9) million for the three months ended December 31, 2016 and 2015, respectively. Adjusted EBITDA of $(21.4) million and $(31.7) million for the years ended December 31, 2016 and 2015, respectively.

•
Adjusted Loss Available to Class A and Class B Shareholders of $(12.0) million and $(3.1) million for the three months ended December 31, 2016 and 2015, respectively. Adjusted Loss Available to Class A and Class B Shareholders of $(35.1) million and $(43.4) million for the years ended December 31, 2016 and 2015, respectively.

•
Adjusted Loss per Share Available to Class A and Class B Shareholders of $(0.18) and $(0.05) for the three months ended December 31, 2016 and 2015, respectively. Adjusted Loss per Share Available to Class A and Class B Shareholders of $(0.57) and $(0.94) for the years ended December 31, 2016 and 2015, respectively.

Total cash, cash equivalents and investments as of December 31, 2016, were $178.9 million.

In addition to closing the previously announced acquisition of Valence Health, Inc., excluding its contracts serving certain state insurance cooperatives (“Valence Health”) on October 3, 2016, the Company completed the acquisition of Aldera Holdings, Inc. (“Aldera”) on November 1, 2016. Aldera is

the primary software provider for the Valence Health third party administration platform. The results of Valence Health and Aldera are included in the consolidated results of Evolent Health, Inc. from October 3, 2016, and November 1, 2016, respectively.

Business Outlook

For the full year 2017, Adjusted Revenue is expected to be in the range of $415.0 million to $425.0 million.  Adjusted EBITDA is expected to be in the range of $(8.0) million to $0.0 million. For the three months ended March 31, 2017, Adjusted Revenue is expected to be in the range of $103.0 million to $106.0 million and Adjusted EBITDA is expected to be in the range of $(6.0) million to $(4.0) million.

This “Business Outlook” section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth in “Forward Looking Statements - Cautionary Language” and Evolent Health, Inc.’s filings with the Securities and Exchange Commission (“SEC”).

Web and Conference Call Information

As previously announced, Evolent Health, Inc. will hold a conference call to discuss its fourth quarter and full year performance this evening, February 28, 2017, at 4:30 p.m., Eastern Time. The conference call will be available via live webcast on the Company’s Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join to the “Evolent Health call.” Participants are advised to dial in at least 15 minutes prior to the call to register. The call will be archived on the company’s website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.

###

About Evolent Health

Evolent Health partners with leading health systems to drive value-based care transformation. By providing clinical, analytical and financial capabilities, Evolent Health helps physicians and health systems achieve superior quality and cost results. Evolent Health’s approach breaks down barriers, aligns incentives and powers a new model of care delivery resulting in meaningful alignment between providers, payers, physicians and patients. Learn more at: www.evolenthealth.com.

Contacts:

Bob East	Robin Glass
443.213.0500	571.389.6005
Investor Relations	Media Relations
InvestorRelations@evolenthealth.com	RGlass@evolenthealth.com

Financial Statement Presentation

Evolent Health, Inc. is a holding company and its principal asset is all of the Class A common units in its operating subsidiary, Evolent Health LLC, which has owned all of our operating assets and substantially all of our business since inception. Prior to the Reorganization on June 4, 2015, the predecessor of Evolent Health, Inc. accounted for Evolent Health LLC as an equity method investment. The financial results of Evolent Health LLC have been consolidated in the financial statements of Evolent Health, Inc. following the Reorganization. As a result, the financial statements of Evolent Health, Inc. for the year ended December 31, 2015, do not reflect a complete view of the operational results for that period. In order to provide a consistent presentation for the periods before and after June 4, 2015, and effectively provide comparative results, the adjusted results of Evolent Health, Inc. presented and discussed in this release reflect the Reorganization as if it had occurred on January 1, 2015, and therefore include the operations of Evolent Health LLC for the period from January 1, 2015, through June 3, 2015, as well as for the period from June 4, 2015, through December 31, 2015, when the results were consolidated. Including Evolent Health LLC’s results for this period is not consistent with GAAP and should not be considered as an alternative to comparable GAAP measures. Certain tables below relating to the twelve month periods ended December 31, 2016 and 2015, reflect certain income statement line items as adjusted to reflect results from operations for the twelve month period ended December 31, 2015, as if the Reorganization had occurred on January 1, 2015, and also reflect other adjustments described in “Non-GAAP Financial Measures.”

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Transformation Revenue, Adjusted Platform and Operations Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Operating Income (Loss), Adjusted EBITDA, Adjusted Earnings (Loss) Available to Class A and Class B Shareholders, Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders and Adjusted Weighted-Average Class A and Class B Shares, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

As described above, the financial statements of Evolent Health, Inc. for the year ended December 31, 2015, do not reflect a complete view of the operational results for that period. In order to provide consistent and comparable metrics for the periods before and after June 4, 2015, the adjusted results of Evolent Health, Inc. for the year ended December 31, 2015, presented and discussed in this release reflect the Reorganization as if it had occurred on January 1, 2015, and therefore include the results of Evolent Health LLC for the entire twelve month period ended December 31, 2015. The adjusted results also include certain other adjustments.

Adjusted Revenue, Adjusted Transformation Revenue and Adjusted Platform and Operations Revenue are defined as revenue, transformation revenue, and platform and operations revenue, respectively, adjusted to include revenue, transformation revenue and platform and operations revenue, as applicable, of Evolent Health LLC for periods prior to the Reorganization, and to exclude the impact of purchase accounting adjustments. Management uses Adjusted Revenue, Adjusted Transformation Revenue and Adjusted Platform and Operations Revenue as supplemental performance measures because they reflect a complete view of the operational results. The measures are also useful to investors because they reflect the full view of our operational performance in line with how we generate our long term forecasts.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to include cost of revenue and selling, general and administrative expenses, as applicable, of Evolent Health LLC for periods prior to the Reorganization, and to exclude the impact of stock-based compensation expenses and transaction costs related to acquisitions and business combinations, the Reorganization, IPO and other securities offerings as well as other one-time adjustments. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures which are also useful to investors because they facilitate an understanding of our long term operational costs while removing the effect of transaction costs that are one-time and costs that are non-cash (stock-based compensation expenses) in nature. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to include depreciation and amortization expenses of Evolent Health LLC for periods prior to the Reorganization, and to exclude the impact of amortization expenses related to intangible assets acquired through acquisitions and business combinations. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results while removing the impact of purchase accounting adjustments. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures. Adjusted Total Operating Expenses is adjusted to exclude the impact of one-time adjustments, such as goodwill impairment, and items arising from acquisitions and business combinations, such as gain on change in fair value of contingent consideration.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures.

Adjusted EBITDA is defined as EBITDA (net income (loss) attributable to Evolent Health, Inc. before interest income (expense), net, (provision) benefit for income taxes, depreciation and amortization expenses), adjusted to include net income (loss) of Evolent Health LLC (less interest income (expense), net, depreciation and amortization expenses and other income (expense), net, of Evolent Health LLC) for the periods prior to the Reorganization, and to exclude goodwill impairment, gain on consolidation, gain on change in fair value of contingent consideration, income (loss) from affiliates, other income (expense), net, net (income) loss attributable to non-controlling interests, purchase accounting adjustments, stock-based compensation expenses and transaction costs related to acquisitions and business combinations, such as gain on change in fair value of contingent consideration, the Reorganization, IPO and related offerings, as well as other one-time adjustments. Management uses Adjusted EBITDA as a supplemental performance measure because the removal of transaction costs, one-time or non-cash items (depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Earnings (Loss) Available to Class A and Class B Shareholders is defined as earnings (loss) available to common shareholders adjusted to exclude the impact of undeclared cumulative preferred dividends for the periods prior to the Reorganization; and to include net income (loss) of Evolent Health LLC for the periods prior to the Reorganization, and to exclude goodwill impairment, gain on consolidation, income (loss) from affiliates, (provision) benefit for income taxes, gain on change in fair value of contingent consideration, purchase accounting adjustments, stock-based compensation expenses and transaction costs related to acquisitions and business combinations, such as gain on change in fair value of contingent consideration, the Reorganization, IPO and related offerings, as well as other one-time adjustments.

Adjusted Weighted-Average Class A and Class B Shares is defined as weighted average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares.

Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders is defined as Adjusted Earnings (Loss) Available to Class A and Class B Shareholders divided by Adjusted Weighted-Average Class A and Class B Shares, and reflects the adjustments made in those non-GAAP measures.

Management uses Adjusted Earnings (Loss) Available to Class A and Class B Shareholders, Adjusted Weighted-Average Class A and Class B Shares and Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders because these performance measures represent our core operating performance distributed amongst all of our investors which is not represented by the GAAP results across time due to our complex equity structure. We believe that these measures are also useful to investors for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Consolidated Statements of Operations
(unaudited)

(in thousands, except per share data)	For the Three		For the Years
	Months Ended		Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue
Transformation	$12,061	$10,420	$38,320	$19,906
Platform and operations	75,950	35,638	215,868	76,972
Total revenue	88,011	46,058	254,188	96,878

Expenses
Cost of revenue (exclusive of
depreciation and amortization
expenses presented separately below)	59,883	24,749	155,177	57,398
Selling, general and administrative expenses	57,592	32,371	160,692	75,286
Depreciation and amortization expenses	6,495	3,126	17,224	7,166
Goodwill impairment	—	—	160,600	—
Gain on change in fair value
of contingent consideration	(2,086)	—	(2,086)	—
Total operating expenses	121,884	60,246	491,607	139,850
Operating income (loss)	(33,873)	(14,188)	(237,419)	(42,972)
Interest income (expense), net	(83)	226	723	293
Gain on consolidation	—	—	—	414,133
Income (loss) from affiliates	(379)	—	(841)	(28,165)
Other Income (expense), net	2	—	4	—
Income (loss) before income taxes
and non-controlling interests	(34,333)	(13,962)	(237,533)	343,289
Provision (benefit) for income taxes	(9,140)	(5,695)	(10,755)	23,475
Net income (loss)	(25,193)	(8,267)	(226,778)	319,814
Net income (loss) attributable to
non-controlling interests	(7,786)	(4,148)	(67,036)	(12,680)
Net income (loss) attributable to
Evolent Health, Inc.	$(17,407)	$(4,119)	$(159,742)	$332,494

Earnings (Loss) Available to Common Shareholders
Basic	$(17,407)	$(4,119)	$(159,742)	$330,310
Diluted	(17,407)	(4,119)	(159,742)	319,814

Earnings (Loss) per Common Share
Basic	$(0.33)	$(0.10)	$(3.55)	$13.14
Diluted	(0.33)	(0.10)	(3.55)	6.93

Weighted-Average Common Shares Outstanding
Basic	52,177	41,482	45,031	25,129
Diluted	52,177	41,482	45,031	46,136

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	As of
	December 31,
	2016	2015
Cash and cash equivalents	$134,563	$145,726
Investments, at amortized cost	44,341	9,445
Total current assets	264,966	184,463
Investments, at amortized cost	—	44,618
Intangible assets, net	258,923	163,152
Goodwill	626,569	608,903
Total assets	1,199,839	1,015,514

Long-term debt, net of discount	120,283	—
Total liabilities	287,725	80,935
Total shareholders' equity (deficit) attributable to
Evolent Health, Inc.	702,526	649,341
Non-controlling interests	209,588	285,238
Total liabilities and shareholders' equity (deficit)	1,199,839	1,015,514

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

(in thousands)	For the Years
	Ended
	December 31,
	2016	2015
Net cash provided by (used in) operating activities	$(35,510)	$(18,468)
Net cash provided by (used in) investing activities	(97,797)	(43,684)
Net cash provided by (used in) financing activities	122,144	207,878

Net increase (decrease) in cash and cash equivalents	(11,163)	145,726
Cash and cash equivalents as of beginning-of-year	145,726	—
Cash and cash equivalents as of end-of-year	$134,563	$145,726

Evolent Health, Inc.
Adjusted Results of Operations
(unaudited)

(in thousands)	For the Three Months Ended December 31, 2016			For the Three Months Ended December 31, 2015
							Evolent Health, Inc.		Evolent Health, Inc.
	Evolent		Evolent	Evolent		Evolent	as Reported		as Adjusted
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation (1)	$12,061	$27	$12,088	$10,420	$377	$10,797	$1,641	15.7%	$1,291	12.0%
Platform and operations (1)	75,950	1,976	77,926	35,638	306	35,944	40,312	113.1%	41,982	116.8%
Total revenue	88,011	2,003	90,014	46,058	683	46,741	41,953	91.1%	43,273	92.6%
Expenses
Cost of revenue (exclusive of
depreciation and amortization
expenses presented
separately below) (2)	59,883	(4,165)	55,718	24,749	(351)	24,398	35,134	142.0%	31,320	128.4%
Selling, general and
administrative expenses (3)	57,592	(15,547)	42,045	32,371	(4,084)	28,287	25,221	77.9%	13,758	48.6%
Depreciation and amortization
expenses (4)	6,495	(2,257)	4,238	3,126	—	3,126	3,369	107.8%	1,112	35.6%
Gain on change in fair value
of contingent consideration (5)	(2,086)	2,086	—	—	—	—	(2,086)	—%	—	—%
Total operating expenses	121,884	(19,883)	102,001	60,246	(4,435)	55,811	61,638	102.3%	46,190	82.8%
Operating income (loss)	$(33,873)	$21,886	$(11,987)	$(14,188)	$5,118	$(9,070)	$(19,685)	(138.7)%	$(2,917)	(32.2)%

(1)
We recorded deferred revenue adjustments of approximately $2.0 million to transformation revenue and platform and operations revenue for the three months ended December 31, 2016, related to purchase accounting adjustments from the Valence Health and Aldera acquisitions. As part of the Reorganization and as a result of gaining control of Evolent Health LLC, we recorded the fair value of deferred revenue resulting in a $4.9 million reduction to the book value. This resulted in adjustments of approximately $0.7 million to transformation revenue and platform and operations revenue for the three months ended December 31, 2015, related to purchase accounting adjustments which reflect the portion of the adjustment that would have been recognized in the respective period.

(2)
Adjustments to cost of revenue include approximately $1.5 million and $0.4 million in stock-based compensation expense for the three months ended December 31, 2016 and 2015, respectively, including a one-time expense of approximately $1.1 million during the three months ended December 31, 2016, related to the acceleration of Valence Health’s unvested equity awards that vested upon the close of the Valence Health acquisition. Stock-based compensation expense includes the value of equity awards granted to employees and non-employee directors of the Company or its consolidated subsidiaries. Adjustments also include transaction costs of approximately $2.7 million for the three months ended December 31, 2016, resulting from acquisitions and business combinations.

(3)
Adjustments to selling, general and administrative expenses include approximately $7.2 million and $3.8 million in stock-based compensation expense for the three months ended December 31, 2016 and 2015, respectively, including a one-time expense of approximately $2.8 million during the three months ended December 31, 2016, related to the acceleration of Valence Health’s unvested equity awards that vested upon the close of the Valence Health acquisition. Stock-based compensation expense includes the value of equity awards granted to employees and non-employee directors of the Company or its consolidated subsidiaries. Adjustments also include transaction costs of approximately $1.9 million and $0.2 million for the three months ended December 31, 2016 and 2015, respectively, resulting from acquisitions and business combinations and costs relating to our Reorganization, IPO and other securities offerings. There was an additional one-time adjustment of approximately $6.5 million for the three months ended December 31, 2016, related to a lease abandonment expense incurred as a result of the Valence Health acquisition.

(4)
Adjustments to depreciation and amortization expenses of approximately $2.3 million for the three months ended December 31, 2016, relate to amortization of intangible assets acquired via asset acquisitions and business combinations in 2016.

(5)	The adjustment represents a change in the fair value of contingent consideration associated with the Valence Health and Passport transactions.

Evolent Health, Inc.
Adjusted Results of Operations
(unaudited)

(in thousands)	For the Year Ended December 31, 2016			For the Year Ended December 31, 2015
					Add:			Evolent Health, Inc.		Evolent Health, Inc.
	Evolent		Evolent	Evolent	Evolent		Evolent	as Reported		as Adjusted
	Health, Inc.		Health, Inc.	Health, Inc.	Health LLC		Health, Inc.	Change Over Prior Period*		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Operations(1)	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation (2)	$38,320	$114	$38,434	$19,906	$15,755	$1,524	$37,185	$18,414	N/A	$1,249	3.4%
Platform and operations (2)	215,868	1,976	217,844	76,972	46,059	3,304	126,335	138,896	N/A	91,509	72.4%
Total revenue	254,188	2,090	256,278	96,878	61,814	4,828	163,520	157,310	N/A	92,758	56.7%
Expenses
Cost of revenue (exclusive of
depreciation and amortization
expenses presented
separately below) (3)	155,177	(5,431)	149,746	57,398	44,839	(2,518)	99,719	97,779	N/A	50,027	50.2%
Selling, general and
administrative expenses (4)	160,692	(32,753)	127,939	75,286	58,457	(38,230)	95,513	85,406	N/A	32,426	33.9%
Depreciation and amortization
expenses (5)	17,224	(2,773)	14,451	7,166	2,637	—	9,803	10,058	N/A	4,648	47.4%
Goodwill impairment (6)	160,600	(160,600)	—	—	—	—	—	160,600	N/A	—	—%
Gain on change in fair value
of contingent consideration (7)	(2,086)	2,086	—	—	—	—	—	(2,086)	N/A	—	—%
Total operating expenses	491,607	(199,471)	292,136	139,850	105,933	(40,748)	205,035	351,757	N/A	87,101	42.5%
Operating income (loss)	$(237,419)	$201,561	$(35,858)	$(42,972)	$(44,119)	$45,576	$(41,515)	$(194,447)	N/A	$5,657	13.6%

(1)	Represents the operational results of Evolent Health LLC for the period January 1, 2015, through June 3, 2015.

(2)
We recorded deferred revenue adjustments of approximately $2.0 million to transformation revenue and platform and operations revenue during 2016, related to purchase accounting adjustments from the Valence Health and Aldera acquisitions. As part of the Reorganization and as a result of gaining control of Evolent Health LLC, we recorded the fair value of deferred revenue resulting in a $4.9 million reduction to the book value. This resulted in adjustments of approximately $0.1 million and $4.8 million to transformation revenue and platform and operations revenue for the years ended December 31, 2016 and 2015, respectively, related to purchase accounting adjustments which reflect the portion of the adjustment that would have been recognized in the respective period.

(3)
Adjustments to cost of revenue include approximately $2.7 million and $2.5 million in stock-based compensation expense for the years ended December 31, 2016 and 2015, respectively, including a one-time expense of approximately $1.1 million in 2016 related to the acceleration of Valence Health’s unvested equity awards that vested upon the close of the Valence Health acquisition. Stock-based compensation expense includes the value of equity awards granted to employees and non-employee directors of the Company or its consolidated subsidiaries. Adjustments also include transaction costs of approximately $2.8 million for the year ended December 31, 2016, resulting from acquisitions and business combinations.

(4)
Adjustments to selling, general and administrative expenses include approximately $19.8 million and $34.0 million in stock-based compensation expense for the years ended December 31, 2016 and 2015, respectively, including a one-time expense of approximately $2.8 million in 2016 related to the acceleration of Valence Health’s unvested equity awards that vested upon the close of the Valence Health acquisition. Stock-based compensation expense includes the value of equity awards granted to employees and non-employee directors of the Company or its consolidated subsidiaries. Adjustments also include transaction costs of approximately $6.5 million and $4.3 million for the years ended December 31, 2016 and 2015, respectively, resulting from acquisitions and business combinations and costs relating to our Offering Reorganization, IPO and other securities offerings. There was an additional one-time adjustment of approximately $6.5 million for the year ended December 31, 2016, related to a lease abandonment expense incurred as a result of the Valence Health acquisition.

(5)
Adjustments to depreciation and amortization expenses of approximately $2.8 million for the year ended December 31, 2016, relate to amortization of intangible assets acquired via asset acquisitions and business combinations in 2016.

(6)	The adjustment represents a write down of goodwill during the first quarter of 2016.

(7)	The adjustment represents a change in the fair value of contingent consideration associated with the Valence Health and Passport transactions.

*
The operational results for the year ended December 31, 2015, do not reflect a complete view of the Company’s operations for that period as described in “Financial Statement Presentation.” Therefore, we believe that a comparison of the year ended December 31, 2016, which reflects the full operations of Evolent Health LLC for that entire period, to the year ended December 31, 2015, would not yield a meaningful comparison for the reader. As such, we have excluded the presentation of percentage changes from the table above.

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Evolent Health, Inc.
(unaudited)

(in thousands)	For the Three		For the Years
	Months Ended		Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net Income (Loss) Attributable to
Evolent Health, Inc.	$(17,407)	$(4,119)	$(159,742)	$332,494
Less:
Interest income (expense), net	(83)	226	723	293
(Provision) benefit for income taxes	9,140	5,695	10,755	(23,475)
Depreciation and amortization expenses	(6,495)	(3,126)	(17,224)	(7,166)
EBITDA	(19,969)	(6,914)	(153,996)	362,842
Results of Evolent Health LLC
Add:
Net income (loss)	—	—	—	(44,079)	(1)
Less:
Interest income (expense), net	—	—	—	38	(1)
Depreciation and amortization expenses	—	—	—	(2,637)	(1)
Other income (expense), net	—	—	—	2	(1)
Less:
Goodwill impairment	—	—	(160,600)	—
Gain on consolidation	—	—	—	414,133
Income (loss) from affiliates	(379)	—	(841)	(28,165)
Gain on change in fair value
of contingent consideration	2,086	—	2,086	—
Loss on lease abandonment	(6,456)	—	(6,456)	—
Other income (expense), net	2	—	4	—
Net (income) loss attributable to
non-controlling interests	7,786	4,148	67,036	12,680
Purchase accounting adjustments	(2,003)	(683)	(2,090)	(4,828)
Stock-based compensation expense	(8,657)	(4,194)	(22,501)	(36,468)
Transaction costs	(4,599)	(241)	(9,227)	(4,280)
Adjusted EBITDA	$(7,749)	$(5,944)	$(21,407)	$(31,712)

(1)	Represents the results of Evolent Health LLC for the period from January 1, 2015, through June 3, 2015.

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) Available to Class A and Class B
Shareholders to Earnings (Loss) Available to Common Shareholders
(unaudited)

(in thousands, except per share data)	For the Three		For the Years
	Months Ended		Ended
	December 31,		December 31,
	2016	2015	2016	2015
Earnings (Loss) Available to
Common Shareholders - Diluted (a)	$(17,407)	$(4,119)	$(159,742)	$319,814
Less:
Net income (loss) attributable to
non-controlling interests	—	—	—	(12,680)
Undeclared cumulative preferred dividends	—	—	—	2,184
Earnings (Loss) Available to
Common Shareholders - Basic (b)	(17,407)	(4,119)	(159,742)	330,310
Add:
Net Income (loss) of Evolent Health LLC	—	—	—	(44,079)	(1)
Less:
Goodwill impairment	—	—	(160,600)	—
Gain on consolidation	—	—	—	414,133
Income (loss) from affiliates	(379)	—	(841)	(28,165)
(Provision) benefit for income taxes	9,140	—	10,755	(23,475)
Gain on change in fair value
of contingent consideration	2,086	—	2,086	—
Loss on lease abandonment	(6,456)	—	(6,456)	—
Other income (expense), net	2	—	4	—
Net (income) loss attributable to
non-controlling interests	7,786	4,148	67,036	12,680
Purchase accounting adjustments	(4,329)	(683)	(4,932)	(4,828)
Stock-based compensation expense	(8,657)	(4,194)	(22,501)	(36,468)
Transaction costs	(4,599)	(241)	(9,227)	(4,280)

Adjusted Earnings (Loss) Available
to Class A and Class B Shareholders (c)	$(12,001)	$(3,149)	$(35,066)	$(43,366)

Earnings (Loss) per Share Available
to Common Shareholders - Diluted (a) (2)	$(0.33)	$(0.10)	$(3.55)	$6.93

Earnings (Loss) per Share Available
for Common Shareholders - Basic (b) (2)	$(0.33)	$(0.10)	$(3.55)	$13.14

Adjusted Earnings (Loss) per Share Available
to Class A and Class B Shareholders (c) (3)	$(0.18)	$(0.05)	$(0.57)	$(0.94)

Weighted-average common shares - basic	52,177	41,482	45,031	25,129
Weighted-average common shares - diluted	52,177	41,482	45,031	46,136
Adjusted Weighted-Average Class A
and Class B Shares (4)	67,524	59,007	61,913	46,136

(1)	Represents the net income (loss) of Evolent Health LLC for the period from January 1, 2015, through June 3, 2015.

(2)	For periods of net loss, shares used in both the diluted and basic earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.

(3)	Represents Adjusted Earnings (Loss) Available to Class A and Class B Shareholders divided by Adjusted Weighted-Average Class A and Class B Shares as described in footnote 4 below.

(4)
Represents the weighted-average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares. See the reconciliation of Adjusted Weighted-Average Class A and Class B Shares to diluted weighted-average common shares on the following page.

Evolent Health, Inc.
Reconciliation of Adjusted Weighted-Average Class A and Class B
Shares to Diluted Weighted-Average Common Shares
(unaudited)

(in thousands)	For the Three		For the Years
	Months Ended		Ended
	December 31,		December 31,
	2016	2015	2016	2015
Weighted-average common shares - diluted	52,177	41,482	45,031	46,136
Assumed conversion of Class B common
shares to Class A common shares	15,347	17,525	16,882	—
Adjusted Weighted-Average Class A and Class B Shares	67,524	59,007	61,913	46,136

Evolent Health, Inc.
Guidance Reconciliation
(unaudited)

(in thousands)	For the Three	For the Twelve
	Months Ended	Months Ended
	March 31,	December 31,
	2017	2017

Revenue	$104,200	$419,000
Purchase Accounting Adjustments	300	1,000
Adjusted Revenue	$104,500	$420,000

Net Income (Loss) Attributable to
Evolent Health, Inc.	$(18,500)	$(63,500)
Less:
Interest income (expense), net	(400)	(1,200)
Depreciation and amortization expenses	(7,600)	(33,000)
EBITDA	(10,500)	(29,300)
Less:
Income (loss) from affiliates	(300)	(1,200)
Net (income) loss attributable to
non-controlling interests	4,100	14,100
Stock-based compensation	(5,000)	(22,000)
Transaction costs	(4,300)	(16,200)
Adjusted EBITDA	$(5,000)	$(4,000)

The guidance reconciliation provided above reconciles the midpoint of the respective guidance ranges to the most comparable GAAP measure.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this release and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like:  “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•	the structural change in the market for health care in the United States;

•	uncertainty in the health care regulatory framework;

•	the uncertain impact the 2016 presidential and congressional elections may have on health care laws and regulations;

•	our ability to effectively manage our growth;

•	the significant portion of revenue we derive from our largest partners;

•	our ability to offer new and innovative products and services;

•
risks related to completed and future acquisitions, investments and alliances, including the recently completed acquisitions of Valence Health Inc., excluding Cicerone Health Solutions, Inc. (“Valence Health”) and Aldera Holdings, Inc. (“Aldera”), which may be difficult to integrate, divert management resources, result in unanticipated costs or dilute our stockholders;

•
certain risks and uncertainties associated with the acquisition of Valence Health, including revenues of Valence Health before and after the merger may be less than expected, the timing and extent of new lives expected to come onto the platform may not occur as expected and the expected results of Evolent may not be impacted as anticipated;

•
the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including premium pricing reductions and the ability to control and, if necessary, reduce health care costs;

•	our ability to attract new partners;

•	our ability to recover the significant upfront costs in our partner relationships;

•	our ability to estimate the size of our target market;

•	our ability to maintain and enhance our reputation and brand recognition;

•	consolidation in the health care industry;

•	competition which could limit our ability to maintain or expand market share within our industry;

•	our ability to partner with providers due to exclusivity provisions in our contracts;

•	restrictions and penalties as a result of privacy and data protection laws;

•	adequate protection of our intellectual property, including trademarks;

•	any alleged infringement, misappropriation or violation of third-party proprietary rights;

•	our use of “open source” software;

•	our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;

•	our reliance on third parties and licensed technologies;

•	our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•	data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•	online security risks and breaches or failures of our security measures;

•	our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our users;

•	our reliance on third-party vendors to host and maintain our technology platform;

•	our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;

•	the risk of potential future goodwill impairment on our results of operations;

•	our indebtedness and our ability to obtain additional financing;

•	our ability to achieve profitability in the future;

•	the requirements of being a public company;

•	our adjusted results may not be representative of our future performance;

•	the risk of potential future litigation;

•	our holding company structure and dependence on distributions from Evolent Health LLC;

•	our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;

•	our ability to utilize benefits under the tax receivables agreement;

•
our ability to realize all or a portion of the tax benefits that we currently expect to result from past and future exchanges of Class B common units of Evolent Health LLC for our Class A common stock, and to utilize certain tax attributes of Evolent Health Holdings and an affiliate of TPG;

•	distributions that Evolent Health LLC will be required to make to us and to the other members of Evolent Health LLC;

•	our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;

•	different interests among our pre-IPO investors, or between us and our pre-IPO investors;

•	the terms of agreements between us and certain of our pre-IPO investors;

•	the potential volatility of our Class A common stock price;

•
the potential decline of our Class A common stock price if a substantial number of shares become available for sale or if a large number of Class B common units are exchanged for shares of Class A common stock;

•
provisions in our amended and restated certificate of incorporation and amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;

•	the ability of certain of our investors to compete with us without restrictions;

•	provisions in our certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

•	our intention not to pay cash dividends on our Class A common stock;

•	our ability to remediate the material weakness in our internal control over financial reporting;

•	our status as an “emerging growth company”; and

•	our lack of public company operating experience

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our 2015 Form 10-K and other documents filed with the SEC include additional factors that could affect our business and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this report.